UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIAMOND TECHNOLOGY ENTERPRISES, INC.

(Name of small business issuer in its charter)

Delaware	5094	46-2076629
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code)	(Tax Identification Number)

21 West 47th Street, #24 New York, New York 10036 212-382-2104 (Address and telephone number of registrant's executive office)	United States Corporation Agents, Inc. 1521 Concord Pike, Suite 301 Wilmington, DE 19803 (Name, address and telephone number of agent for service)

With copies to:

Kimberly L. Rudge, PA

4654 SR 64 E, #133

Bradenton, Fl. 34208

Telephone:  (941) 747-5290

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer ☐

(Do not check if a smaller reporting company)

Smaller reporting

company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (1)	Amount of Registration Fee (2)*
Common stock, par value $0.0001 per share, for sale by Our Company	6,000,000	$1.00	$6,000,000	$818.40
Selling Shareholders – Common Stock	2,987,820	$1.00	$2,987,820	$_______

(1)	The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933. *Registration fee paid at initial filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $1.00 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices.   If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.  It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

SUBJECT TO COMPLETION, DATED ____________ __, 2014 ..

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

DIAMOND TECHNOLOGY ENTERPRISES, INC.

6,000,000 Shares of Common Stock by the Company

2,987,820 Shares of Common Stock by the Selling Shareholders

This prospectus will allow us to issue up to 6,000,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be immediately available for use by the Company.  The Company does not intend to place the funds from the sale of its securities in an escrow, trust, or similar account.  There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the Company.  As a result, all proceeds from the sale of shares offered by the Company will be available for immediate use by the Company.   The proceeds of the sale may not be sufficient to implement the Company’s business strategy.  The effect on investors is the Company will receive full use of the funds, while the investor may find that they are one of few that purchased the securities offered; making the resale market limited or even non-existent due to limited interest in our security. The investor may find that they need to hold the investment for an extended period of time, or even find a market never develops for the security. This prospectus will also allow 39 selling shareholders to sell 2,987,820 shares of common stock which proceeds will not be available for use by the Company.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $1.00 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders will be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

The securities being registered in this offering may be illiquid because there has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTCQB. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Our Auditor has raised substantial doubts about our ability to continue as a going concern.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is __________, 2014 ..

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

RISK FACTORS

6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

11

USE OF PROCEEDS

12

CAPITALIZATION

13

DILUTION

13

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

15

DESCRIPTION OF BUSINESS AND PROPERTY

16

OUR MANAGEMENT

21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

24

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

25

DESCRIPTION OF CAPITAL STOCK

26

SELLING STOCKHOLDERS

27

PLAN OF DISTRIBUTION

30

DISCLOSURE OF COMMISSION POSITION ON

34

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

34

LEGAL OPINION

35

EXPERTS

35

INTERESTS OF NAMED EXPERTS AND COUNSEL

35

ADDITIONAL INFORMATION

35

SIGNATURES

55

Unless otherwise specified, the information in this prospectus is set forth as of February 14 , 2014, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

Prospectus Summary

This summary highlights material information about our Company, Diamond Technology Enterprises, Inc. This summary is intended to highlight information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including the section entitled “Risk Factors”.

Our Business

Diamond Technology Enterprises, Inc. (the “Company” or “DIAMOND TECHNOLOGY”) is an emerging growth company, as defined by the Jumpstart Our Business Startups Act (the “JOBS Act”). We shall continue to be deemed an emerging growth company until the earliest to occur of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more; or

(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement; or

(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
(d) the date on which such issuer is deemed to be a "large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Company was organized under the laws of the state of Delaware on January 14, 2013. We formed our Company for the purpose of producing higher quality diamonds from any virtually brown VS+ diamonds and reselling them in the open market.  The Company presently owns two (2) high pressure, high temperature (HPHT) Machines (“Machines”).

The Company’s founding principals have been involved in the wholesale diamond industry for more than 30 years in New York City and have extensive experience in the field.  The Machines are being imported from Russia where they were used prior to the fall of the Soviet Union for Super Hard and Novel Carbon Materials.  The Company has revamped and modified the Machines, replacing old parts and upgrading the several components that are proprietary to our C ompany.  The Machines utilize the HPHT process that takes any raw, brown diamond, and transforms them into a brilliant, multicolored range of diamonds (white, yellow, pink, green, red, blue and orange) in a process that takes under forty- two seconds per diamond.

While other processes exist that convert Type IIa brown diamonds into natural “HPHT” diamonds, the Company’s Machines are capable of doing so utilizing any brown VS+ diamonds in 42 seconds, many times faster than any known competitor. These competitors are further limited by using only Type IIa brown diamonds in their process.  Tho se diamonds represent a limited supply, generally only 1% of brown stones are Type IIa. The Company believes that the ability to utilize any brown stone and an edge in production time, will allow it to produce more than its competitors, at a substantially reduced cost.

The Company is a start-up enterprise that has a multi-tiered business plan, projected to permit the Company to commence limited operations with the two (2) Machines already owned and to expand the operations by acquiring the fifty (50) additional Machines that are available to purchase as finances allow.  Our first machine has been delivered to and is presently being assembled and installed at 250 Port Street, Newark, New Jersey.  Management believes this location to be ideal because it offers the security it believes is required and the Company will be able to be expanded from the 100 square feet currently being utilized , to over 10,000 square feet as the need arises.  This location further meets the weight bearing requirements of the machines, thus allowing for the installation of all fifty-two machines that will weigh in excess of 312 tons once fully acquired and installed.

The management of the Company anticipates the first machine will be fully operational by the end of March 2014.  Once the first machine is fully operational, management intends to operate it daily, in two shifts; each shift requiring one engineer, one handler and one maintenance worker.  Management does not anticipate difficulty in finding and recruiting qualified personal.

Once the Company has finished the installation process, the training of personnel, and the start of operations of the machines, management intends to begin its sales, marketing and advertising programs. The Company’s senior executives believe they have developed strong, industry specific relationships over their prior years of experience and intend to utilize those relationships to begin the Company product sales.

After the diamonds are processed by the HPHT machines, they will be sold through auction, international jewelry fairs, over the Internet and through the use of wholesale and retail jewelry store outlets and channels.

The Company’s long-term business plan is to acquire the remaining fifty (50) Machines over time and operate the new, secured facility where the additional Machines will operate under 24 -hour security.  Because of the proprietary trade secrets in upgrading these Machines it is the Company`s intention to own and operate them exclusively and to not offer them for sale to competitors.

Our principal executive offices are currently located at 21 West 47th Street #24, NY, NY, 10036 and our telephone number is (212) 382 2104.

Our Financial Situation

Since inception of our Company we have not yet generated revenues. Our financial statements from inception to July 31, 2013 and our quarterly financials for the period ending October 31, 2013 are prepared using the accrual basis of accounting under which revenues are recognized on the income statement when they are earned (rather than when the cash is received).

In order to become profitable, we will need to generate sufficient revenues to offset our Machine acquisition costs, cost of raw diamonds, sales and marketing expenses, and general and administrative expenses.

Recent Developments

We are a development stage company, and our business plan was designed to create a viable, sustainable business. We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional capital. Our operations to date have been devoted primarily to acquiring the Machines, upgrading and testing the Machines, arranging for transportation to the United States and locating a secure US facility in which to operate.  The first of these Machines has arrived in the United States and is located at 250 Port Street, Newark, New Jersey 07114 . The second machine presently remains in Russia and is being used by the Company for continued experimentation and modifications. On July 31, 2013, we secured a lease for 100 square feet of commercial space located at 250 Port Street, Newark, New Jersey 07114 in order to install and house the first machine.  The lease is on a month to month basis and the monthly rent obligation is $500, inclusive of all utilities. No rental payments have been made to date and we intend on paying it in full in February, 2014.

In order to generate revenues, we must successfully address the following areas:

1.

The Machines must be delivered and installed in their US location which has been identified and for which lease negotiations have commenced;

2.

The Company must obtain the necessary personnel to operate the Machines;

3.

The Company must locate and secure suitable raw diamonds for processing;

4.

The Machines must operate in such a manner as to effectively and quickly transform brown diamonds into quality  diamonds that have the projected market value;

5.

The Company must implement a marketing and advertising plan to promote and sell the finished diamonds; and

6.

It is critical that we develop and maintain strong client relationships by marketing and advertising our diamonds and then delivering them on a consistent basis.

Emerging Growth Company

The Company is an “emerging growth company” as defined in the JOBS Act of 2102.  An emerging growth company is a company with annual gross revenues of less than $1 billion during its most recent fiscal year. A company retains emerging growth company status until the earliest of:

•

The end of the fiscal year in which its annual revenues exceed $1 billion;

•

The end of the fiscal year in which the fifth anniversary of its initial public offering;

•

The date on which the company has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•

The date on which the company qualifies as a large accelerated filer under the Exchange Act.

As an emerging growth company we are entitled to reduce regulatory and reporting requirements under the Securities Act and the Exchange Act, including exemptions from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A (a) and (b) of the Securities Exchange Act of 1934. The Company has elected under Section 107(b) of the Act to extend the transition period for complying with new or revised accounting standards ..

The Offering

This prospectus covers up to 6,000,000 shares to be issued and sold by the Company at a price of $1.00 per share in a direct public offering and 2,987,820 shares held by selling shareholders to be sold at $1.00 per share, until the shares are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices.

ABOUT THIS OFFERING

Securities Being Offered

Up to 6,000,000 shares of common stock of Diamond Technology Enterprises, Inc. to be sold by the Company at a price of $1.00 per share and 2,987,820 shares of common stock of Diamond Technology Enterprises, Inc. to be sold by selling shareholders at a price of $1.00 per share.

Initial Offering Price	The Company will sell up to 6,000,000 shares at a price of $1.00 per share and the selling shareholders will sell up to 2,987,820 shares at a price of $1.00 per share.
Terms of the Offering

The company and the selling shareholders will offer and sell the common shares in the offering at a price of $1.00 per share until the shares are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices.

Termination of the Offering

The offering will conclude when the Company has sold all of the 6,000,000 shares of common stock offered by it.  The Company may, in its sole discretion, decide to terminate the registration of the shares offered by the Company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 6 ..

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss.  You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock.  If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our Company.

We have elected to use the extended transition period for complying with the new or revised accounting standards under Section 102(b)(2)(B) of the Act.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the  adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our Company was formed in January 2013 and we have not yet had operations.   Only one of our Machines is located in the United States, and has only been tested on a limited basis.    We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($ 224,736 ) as of October 31, 2013 and we expect to continue to incur increasing expenses in the foreseeable future related to the acquisition and integration of additional Machines into production.  As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to the acquisition of additional Machines, incorporating them into production and obtaining the necessary raw diamond inventory.   In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional capital depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during the balance of 2013 and 2014 but we do not have any firm commitments for funding.   If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

The fact that all of the Machines have not arrived in the United States could create additional expenses and/or cause significant costs to the Company.

One of the Machines must be transported from Russia to the United States at our cost.  We arranged for transport via ship to the U.S. for the first Machine, however, there is no guaranty that the additional Machines, if and when they are purchased will (a) be delivered on time; (b) be delivered undamaged; (c) be delivered without additional expenses; or (d) be delivered at all.

The C ompany does not currently have a facility to house the Machines.

.. The only Machine currently in the U.S is  located at 250 Port Street, Newark, New Jersey 07114., aIt is presently being modified at this location into a fully functional, productive machine which the Company anticipates to be operational by the second half of 2014.  The Company is presently negotiating for additional manufacturing space at this location and anticipates a written agreement being finalized by March, 2014.    The Company’s projections are based upon certain leasehold expenses, which may be significantly different from what the Company is actually able to achieve when and if a facility is leased.  The Company’s projections also include build-out expenses for the lease under negotiations, and those amounts, may differ significantly if the Company needs to lease another location.

The US based Machine is not currently in production.

The Company has one (1) Machine currently in the United State, however, since it is not installed and/or operational, there could be significant unknown costs and time delay’s associated with that Machine coming into production, if it ever does.

The Company is relying on Vadim Vladirmirovich Nikitin to acquire, update and calibrate the Machines as they are acquired and put into production.

Vadim Vladirmirovich Nikitin, is one of the Company’s principals and an engineer, who the Company intends to rely upon to update and calibrate the Machines as they come into production.  He has been training other engineers, however, he will be the Company’s primary engineer.  In addition, it is Mr. Nikitin who is responsible for the continued negotiation and acquisition of the additional Machines the Company needs to purchase in Russia.  Mr. Nikitin resides in Russia and is not a U.S resident.  Should he be unable to travel to the U.S. for any reason, or should he be incapacitated or otherwise unable to perform these functions, the Company would be required to rely on other engineers, who may or may not be capable of performing these functions.

The Machines were never used in a commercial setting and have been sitting dormant for 20 years, which could lead to additional expenses and technological difficulties that are not anticipated.

These two (2) Machines were manufactured in the Soviet Union in 1994 and were never used prior to being shuttered.  They have sat dormant until acquired by Vadim Vladirmirovich Nikitin in 2012.  Although the Seller has represented that the remaining machines will be in good operation condition, they may need additional repairs and modifications that have not yet been anticipated. There is no guaranty that the machines will be capable of becoming operational based on their age and condition which are largely unknown at this time.

These Machines have not been independently tested and may not meet the Company’s projections.

The Company’s founder, Eduard Musheyev, has been involved with the testing of a Machine in Russia, however, although there has been independent testing of one (1) Machine, there is no guaranty that additional Machines will be able to meet the Company’s projections, of each Machine running at an efficiency rate of 85 stones per hour , producing 600 stones per day.

The Company’s business plan calls for production utilizing 52 Machines, however, at commencement the Company will have only two (2) Machines, which impacts the Company’s profitability.

The Machines must be recalibrated between each size stone which (a) slows down the production efficiency; and (b) increases the breakage rate due to calibration adjustments.  The raw diamonds needed are not sold in one size lots, requiring the Company to acquire various sizes with each purchase, and then sort them into like size lots and run each lot separately.  When the Machine must be recalibrated between sizes, the likelihood of breakage is increased.  At the Company’s projected 52 Machine operation, each Machine would be calibrated for a particular sized stone, allowing the Company to run different sized lots simultaneously, thus improving efficiency, and reducing waste.

The Company does not have the capital to acquire raw diamonds on its own account at this time and thus its projected profits could be substantially reduced.

The Company’s ultimate business model relies on its ability to acquire the raw diamonds, subject them to the HPHT process and then sell them at a profit.  To commence operations, however, the Company does not have the necessary capital to acquire the diamonds it needs, and will therefore need to obtain financing therefore or rely on other parties to (a) supply the diamonds on consignment; or (b) joint venture with the Company on the acquisition. The company has a credit line from one of its principals for the purchase of stones, however it cannot be utilizes until certain milestones are met. In a consignment scenario, the Company will be paid a fee for the HPHT process; and in a joint venture scenario, the Company will likely need to share the profits earned, both of which reduce the projected profits of the Company.

The Company does not have the capital to acquire the additional Machines needed for its long-term business plan, nor does it have a contract to purchase them or other legal agreement with the current owner.

The Company’s long term plan is to acquire fifty (50) additional Machines from Russia, however, the Company does not have the capital needed to make such acquisitions and there is no source of funding identified at this time.   In addition, the Company does not have a contract with the Seller to purchase the additional Machines, nor any other legally enforceable agreement which will ensure that that Company can buy these Machines if and when it has the funding.  In addition, there can be no guaranty of the price that will be charged for the Machine when and if the Company is in a position to purchase them.  Without the additional Machines, the Company’s business plan will not be possible as there is no other source for these Machines.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The report of our independent auditors on our financial statements for the period ended July 31, 2013 included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. The Company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain needed financing has raised substantial doubts about our ability to continue as a going concern.   We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings.   However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors.   These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth is expected to place a strain on our managerial, operational and financial resources.  Further an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources.  This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our Company.

Risks Relating to Our Business

We  will  need  to  achieve a consistent sale distribution system  for the sale   of  our  diamonds to  generate  revenues  and  achieve profitability.

Even  if  our  processing  yields  diamonds in an array of colors,  we  may  not  successfully  develop commercial distribution systems for them, and even if we do, we may not do so on a timely basis. We cannot predict when or if we will be able to establish a consistent sale distribution system for our diamonds, if at all, and we cannot reliably estimate the projected size of any such potential market. If the distribution system does not materialize, we may not be able to generate revenues from the commercial application of our technologies.  Our revenue growth and achievement of profitability will depend substantially on our ability to introduce diamonds that are accepted by customers.  If we are unable to cost-effectively achieve acceptance of our diamonds by customers, or if they do not achieve wide market acceptance, our business will be materially and adversely affected.

We will need to establish additional relationships with collaborative and development partners to fully develop and market our diamonds.

We do not possess all of the resources necessary to develop and commercialize the diamonds on a mass scale.  Unless we expand our development capacity and enhance our internal marketing, we will need to make appropriate arrangements with collaborative affiliates to develop and commercialize current and future diamonds. If we need, but do not find appropriate affiliate arrangements, our ability to develop and commercialize these diamonds could be adversely affected.

We rely on third parties to supply the raw diamonds needed, and our business will suffer if they do not provide adequate support.

A stable network of suppliers capable of providing sufficient raw materials is required to support our business plan.   While management has significant contacts in the industry, we currently do not have a dedicated source of diamonds to process, and if we cannot obtain a steady, affordable and reliable source, our business will suffer.

We may lose out to larger and better-established competitors.

The diamond industry is intensely competitive.  Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry than we have. While we anticipate being able to produce our diamonds from virtually any brown VS+ diamond in a fraction of the time as our competitors, we may not have the resources, name recognition and/or market penetration for our  diamonds that our competitors have and we may not be able to achieve the necessary market share needed to support our operations.   If this happens, our sales and revenues will decline.  In addition,  our  current  and  potential  competitors  may establish cooperative  relationships  with  larger companies, to  gain  access  to  greater  development  or  marketing  resources.  Competition may result in price reductions, reduced gross margins and loss of market share.

Our processed diamonds may be displaced in the market.

The diamond industry is competitive and subject to consumer opinion as to perceived quality.    Third parties may succeed in developing or marketing enhanced diamonds that are more effective than those marketed by us. We may not have the resources to do this.  If our diamonds do not achieve a quality reputation, or strong consumer demand, our sales and revenues will decline.

Risks Relating to our Stock

The Offering price of $1.00 per share is arbitrary.

The Offering price of $1.00 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares.   Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares.   The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the Company will be immediately available for use by the Company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the Company.  As a result, all proceeds from the sale of shares offered by the Company will be available for immediate use by the Company.   The proceeds of the sale may not be sufficient to implement the Company’s business strategy.

The sale of the shares of common stock acquired in private placements could cause the price of our common stock to decline.

The selling stockholders under this registration statement may sell none, some, or all of the shares of common stock acquired from us.  We have no way of knowing whether or when the selling stockholders will sell the shares covered by this registration statement.  Depending upon market liquidity at the time, a sale of shares covered by these registration statements at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this registration statement, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish.

Our shares are not currently traded on any market or exchange.  We intend to apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Bulletin Board or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange.  We intend to apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers.  These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”).  Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors.  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale.  The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer.  Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB.  A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated.  Through ownership of shares of our common stock, one shareholder, Eduard Musheyev, CEO/President/Chairman, beneficially owns 43% of our total outstanding shares of common stock before this offering.  Further, Eduard Musheyev owns one million shares of Preferred A stock which has a voting designation of 100 to 1, giving him an additional 100 million votes.  As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company.  It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.  Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed.  Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics.  Our Board of Directors has not adopted a Code of Ethics and Business Conduct at this time, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions,  including, among other things:

Factors that might cause these differences include the following:

•

the ability of the Company to offer and sell the shares of common stock offered hereby;

•

the acquisitions of the machines needed for full optimizations;

•

the ability to retain certain members of management;

•

our expectations regarding general and administrative expenses;

•

our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•

Other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 6,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•

working capital;

•

acquisition of machines and /or raw materials;

•

capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount.  In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels.  The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ.  The offering expenses of any selling shareholders are not included in this table, and any such expenses that were to be incurred would be paid out of General Operating Expenses.  Management does not intend to reallocate such proceeds. .. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

USE OF PROCEEDS

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	1,500,000	3,000,000	4,500,000	6,000,000

Gross Proceeds	1,500,000	3,000,000	4,500,000	6,000,000
Less: Offering Expenses*	150,000	300,000	450,000	600,000

Net Proceeds to the Company	1,350,000	2,700,000	4,050,000	5,400,000

Use of Proceeds:
Legal & Accounting	30,000	60,000	90,000	120,000
General Operational Expenses/Working Capital	930,000	1,030,000	1,255,000	1,365,000
Production & Development	50,000	50,000	75,000	100,000
Administrative Cost	100,000	100,000	100,000	100,000
IT Infrastructure (hardware/software)	62, 500	125,000	250,000	250,000
Advertising & Promotion	42,500	60,000	100,000	150,000
Marketing/Sales Team	85,000	120,000	200,000	300,000
Build out –Leasehold Equipment Acquisition	50,000 -0-	50,000 1,105,000	50,000 1,930,000	50,000 2,965,000

Total	1,350,000	2,700,000	4,050,000	5,400,000
*Offering Expenses $0.10/share

CAPITALIZATION

The following table sets forth our capitalization as of July 31, 2013.

July 31, 2013

Long-term liabilities	$ -

Stockholder’s equity:
Series A Convertible Preferred stock to be issued	100
Common stock to be issued	768,050
Additional paid-in capital	745,559
Common stock subscription	-
Deficit accumulated during development stage	(58,188)
Total stockholders’ equity	1,456,321

Total capitalization	$ 1,456,321

DILUTION

The net tangible book value of our company as of July 31, 2013 was $1,456,321 with 63,260,000 shares of common stock to be issued or $0.023 per share of common stock.  Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of shares of our common stock to be issued at July 31, 2013.

Our net tangible book value and our net tangible book value per share will be impacted by the 6,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $1.00 per share.

We are registering 6,000,000 shares of common stock for sale by our company.   If all shares are sold at the offering price of $1.00 per share, less estimated offering expenses equal to ten percent (10%), totaling $600,000 (which does not include the offering expense in the sale of any private stock), our net tangible book value would be $6,856,321 or approximately $0.10 per share.  Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.08 per share and an immediate dilution to new stockholders of $0.90 per share.  The following table illustrates the per share dilution as described herein:

$6,000,000 Maximum Offering (100%) 6,000,000 shares sold at $1.00 per share resulting in Net book value of $6,856,321.

Assumed public offering price per share	$1.00
Net tangible book value per share before this offering	$0.023
Increase attributable to new investors	$0.08
Net tangible book value per share after this offering	$0.10
Dilution per share to new stockholders	$0.90

Current Shareholders % after offering	91.34%
Purchasers % after offering	8.66%
Current Shareholders Capital Contribution	20.15%
Purchasers Capital Contribution	79.85%

If only 75%, or 4,500,000 shares, are sold at the offering price of $1.00 per share, less estimated offering expenses totaling $450,000, (which does not include the offering expense in the sale of any private stock), our net tangible book value would be $5,506,321 or approximately $0.08 per share.  Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.06 per share and an immediate dilution to new stockholders of $0.92 per share.  The following table illustrates the per share dilution as described herein:

$4,500,000 Offering (75%) 4,500,000 shares sold at $1.00 per share resulting in Net book value of $5,506,321.

Assumed public offering price per share	$1.00
Net tangible book value per share before this offering	$0.023
Increase attributable to new investors	$0.06
Net tangible book value per share after this offering	$0.08
Dilution per share to new stockholders	$0.92

Current Shareholders % after offering	93.36%
Purchasers % after offering	6.64%
Current Shareholders Capital Contribution	25.18%
Purchasers Capital Contribution	74.82%

If only 50%, or 3,000,000 shares, are sold at the offering price of $1.00 per share, less estimated offering expenses equal to ten percent (10%) or $300,000, (which does not include the offering expense in the sale of any private stock), our net tangible book value would be $4,156,321 or approximately $0.06 per share.  Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $ 0.04 per share and an immediate dilution to new stockholders of $0.94 per share.  The following table illustrates the per share dilution as described herein:

$3,000,000 Offering (50%) 3,000,000 shares sold at $1.00 per share resulting in Net book value of $4,156,321.

Assumed public offering price per share	$1.00
Net tangible book value per share before this offering	$0.023
Increase attributable to new investors	$0.04
Net tangible book value per share after this offering	$0.06
Dilution per share to new stockholders	$0.94

Current Shareholders % after offering	95.47%
Purchasers % after offering	4.53%
Current Shareholders Capital Contribution	33.55%
Purchasers Capital Contribution	66.45%

If only 25%, or 1,500,000 shares, are sold at the offering price of $1.00 per share, less estimated offering expenses equal to ten percent (10%) or $150,000, (which does not include the offering expense in the sale of any private stock), our net tangible book value would be $2,806,321 or approximately $0.04 per share.  Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.02 per share and an immediate dilution to new stockholders of $0.96 per share.  The following table illustrates the per share dilution as described herein:

$375,000 Offering (25%) 1,500,000 shares sold at $1.00 per share resulting in Net book value of $2,806,321.

Assumed public offering price per share	$1.00
Net tangible book value per share before this offering	$0.023
Increase attributable to new investors	$0.02
Net tangible book value per share after this offering	$0.04
Dilution per share to new stockholders	$0.96
Current Shareholders % after offering	97.68%
Purchasers % after offering	2.32%
Current Shareholders Capital Contribution	50.24%
Purchasers Capital Contribution	49.76%

Control

One shareholder has effective control over the Company before and after this Offering.  Eduard Musheyev, CEO/President/Chairman, beneficially owns 43% of our total outstanding shares of common stock before this offering.  Further, Eduard Musheyev owns one million shares of Preferred A stock which has a voting designation of 100 to 1, giving him an additional 100 million votes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange.    We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future.  We intend to retain any earnings to finance the growth of our business.  We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant.  See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of February 13, 2014, the Company has seventy-one (71) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

General

Diamond Technology Enterprises, Inc., a Delaware company, formed in January 2013, is a development stage company whose focus will be to process virtually any brown VS + diamond utilizing its HPHT Machinery into an array of multicolored diamonds with Machines owned by the Company and then to sell the enhanced diamonds to the resell market as discussed below.  The Company is headquartered in New York City.   The Company’s business plan calls for the Company to acquire brown VS + diamonds, from numerous sources, which will then be processed into an array of colors, utilizing the Machines, in a process that  is significantly faster than any competitor.

The Company has two (2) Machines to commence its operations, and intends to acquire fifty (50) additional Machines as funds and demand require.    The anticipated schedule for incorporating new Machines would be an initial acquisition of ten (10) Machines (or as many as our initial financing allows) and thereafter up to five (5) additional machines per month until the Company has acquired all fifty (50) Machines.

The Company is a start-up enterprise that has a multi-tiered business plan, projected to permit the Company to commence limited operations with the two (2) Machines already owned and to expand the operations by acquiring the fifty (50) additional Machines that are available to purchase as finances allow.  Our first machine has been delivered to and is presently being assembled and installed at 250 Port Street, Newark, New Jersey.  Management believes this location to be ideal because it offers the security it believes is required and the Company will be able to be expanded from 100 square feet currently utilized , to approximately 7,000 square feet as the need arises.  This location further meets the weight bearing requirements of the machines, thus allowing for the installation of all fifty-two machines that will weigh in excess of 312 tons once fully acquired and installed.

The management of the Company anticipates the first machine will be fully operational by the end of the second quarter of 2014.  Once the first machine is fully operational, management intends to operate it daily, in two shifts; each shift requiring one engineer, one handler and one maintenance worker.  Management does not anticipate difficulty in finding and recruiting qualified personal.

Once the Company has finished the installation process, the training of personnel, and the start of operations of the machines, management intends to begin its sales, marketing and advertising programs. The Company’s senior executives believe they have developed strong, industry specific relationships over their prior years of experience and intend to utilize those relationships to begin the Company product sales.

After the diamonds are processed by the HPHT machines, they will be sold through auction, international jewelry fairs, over the Internet and through the use of wholesale and retail jewelry store outlets and channels.

The Company’s long-term business plan is to acquire the remaining fifty (50) Machines over time and operate the new, secured facility where the additional Machines will operate under 24-hour security.  Because of the proprietary trade secrets in upgrading these Machines it is the Company`s intention to own and operate them exclusively and to not offer them for sale to competitors.

Mission

It is the mission of Diamond Technology Enterprises, Inc. to become a leader in the HPHT diamond market by creating high quality diamonds from brown VS+ diamonds.

Company Overview

The Company was founded by Eduard Musheyev, a diamond industry executive with more than 30 years of experience in the industry as a jewelry manufacturer, designer and operator of jewelry wholesale and retail operations.   Through his relationships in Russia, he collaborated with Nikitin Vadim Vladirmirovich, an engineer and businessman, to acquire the Machines that had lain dormant for years due to the collapse of the Soviet Union.  The Machines have been modified and updated by these Company founders.  The Company’s competitive edge comes from its ability to (a) complete the process in 42 seconds; and (b) utilize virtually any brown VS+ raw diamonds that are not usable by our competitors.

Products and Services

The Company’s business plan calls for the commencement of full operation with  up to twelve (12) Machines, including the two (2) Machines presently owned by the Company, and building up to fifty-two (52)  Machines over the next two (2) years.  As a development stage company, the business plan calls for the Company to process raw brown diamonds from numerous sources.  Purchasing may be direct by the Company, through joint ventures with others or through consignment arrangement with the Company’s customers.

The method of acquiring the raw diamonds will dictate the Company’s projected profits.

The Company has no revenue at this time as it still in the development stage of acquiring the Machines, securing a location for operations and developing sources for the raw diamonds.

Through its proprietary technology and what the founders believe are sophisticated High Pressure High Temperature (HPHT) Machinery, the Company anticipates an ability to capture a significant share of the approximately $60 billion global diamond jewelry marketplace by transforming virtually any brown VS + diamond into a brilliant array of high quality Melee Diamonds.  These proprietary Machines, through the use of HPHT technology can complete nature’s own process to produce stones of color of white, yellow, pink, green, red, blue and orange.  Brown stones which in their original condition have deminimus value in the jewelry business, become stones of high demand and high cost in the diamond marketplace.

While “Melee” is used to classify small diamonds weighing .18 carats or less, the use of diamond melee in jewelry makes up the largest portion of the world’s diamond consumption.  Of the $60 billion diamond industry, consisting of 133 million carats produced annually, one half is realized from the jewelry industry that represents 95% of the value of production.  This marketplace continues to remain stable and in fact has experienced growth over the past year.  The Rapaport Melee Diamond Index reported an increase of 7% in the first quarter of 2013, with prices showing a consistent and steady increase.

While demand for Melee diamonds continues to rise, the supply of mined diamonds from known reserves are in steady decline; though it is anticipated that the brown stones will remain in plentiful supply.  The Company is attempting to enter this expanding market at an opportune time, and intends to capitalize on this void by supplying jewelry manufacturers with Company Melee Diamonds available in a wide variety of sizes and colors and present them at a significant discount to market value.

We believe we are the only company using HPHT Machinery that is specially designed to process Melee-classified stones, thus streamlining cost and efficiencies for both the Company and its worldwide customer base.   Through the relationships that have been developed by our founder, Mr. Musheyer,  we intend to acquire product from the world’s most active diamond mines in Canada, Australia, Botswana, the Democratic Republic of Congo, Russia and South Africa ..  The rough diamonds will be cut and polished and delivered to the Company’s production facilities.

Keys to Success

Acquire the Machines

The Company has acquired two (2) Machines and is attempting to arrange the purchase and/or lease purchase of up to an additional fifty (50) Machines.  The Company anticipates that up to twelve (12) Machines should be fully operational in 2014.

Acquire the Location and Install Machines

Management believes the production location unit will be fully leased within 30 days of receiving its infusion of working capital. The Company is presently seeking new Executive Office space and intends to develop and locate a diamond cut and polish unit in New York City The production location space has been identified and preliminary terms are being negotiated. It is intended the leased space will be built out to assure full security and is expected to be fully operational in 2014.

Staffing

The executive staff is presently in place.  The production staff is expected to be in place at least 30 days prior to production for training and implementation of security protocols.

Obtain insurance

The Company will need to put into place, full coverage insurance to include E&O, D&O, and Executive umbrella insurance costing approximately $420,000 on an annual combined basis. The company is currently shopping for insurance to cover its perceived risks.

Acquire the raw materials

Raw materials may be purchased from a variety of mining sources or brokers.

Complete the HPHT process

The HPHT process is a manufacturing operation with proprietary Machines that produces a Melee gemstone diamond, from any brown VS+ diamond, in forty-two seconds that then requires post production polishing before being able to be sold to the jewelry industry.

Sell the Completed Diamonds

The company plans to sell the completed diamonds will initially be sold in auctions hosted by the Rapaport Company in New York, Hong Kong, Israel and Belgium.  The Company will also attend and sell its products at International Jewelry and Gem Fairs held frequently and at global locations.

Business Model

Our business model is to sell a substantial portion of our production for our own account at auction and at international jewelry and gem fairs.   The Company also expects to design and manufacture jewelry products for sale in the global marketplace to large department stores and jewelry retail franchise organizations. In addition, the Company may consider devoting certain of its Machines to process diamonds supplied by others for a manufacturing service fee.  The Company has the ability to add additional shifts to its manufacturing operation, if needed.

Competition

The Company intends to acquire  brown  VS + diamonds from brokers or directly from the leading diamond mines of the world located in Canada, Australia, Botswana, Russia, Democratic Republic of Congo and South Africa.  Although these mines spread over five continents, are active producers of gem-quality diamonds, there is no assurance that these mines will continue to produce rough stones in sufficient quantity and at a price structure that permits uninterrupted processing by the Company.  Competition by other companies for this production exists, that can affect the price to acquire the rough stones and the volume of rough stones required for the Company’s processing.

Once processed by the Company and polished, the stones will be available for sale to manufactures and wholesale and retail buyers.   The finished stones are known as Melee, a term used by diamond dealers to classify small diamonds.  The use of diamond melee in jewelry is the largest portion of the world’s diamond consumption.   The Company’s present intention is to sell its production through established auctions that are scheduled at locations in New York, Hong Kong, Israel, Belgium and other sites throughout the year.  Auction selling is highly competitive and there is no assurance that the prices desired by the Company will be realized. The Company also plans attend International Jewelry and Gem fairs held frequently on a Global basis.  These fairs are heavily attended and highly competitive.  There is no assurance that the Company’s efforts at these Fairs will be successful. Sales will also be made directly to large department stores and franchised retail jewelry stores that require melee diamonds to complete their retail product.  Such sales are highly competitive with other diamond dealers and there is no assurance that the Company will have the success in this sales channel it anticipates.

An additional sales initiative is to provide a portion of the Company’s processing capability to process for a service fee or other arrangement rough stones of its customer.  Although this initiative would produce a lower profit margin it would ensure that the total manufacturing capability of the Company was fully engaged, to the point of potentially increasing the number of shifts per Machine.  The Company anticipates the least competitive pressure on this sale, but a more limited sales opportunity.

Marketing Strategy

We plan initially to market our products through the Rapaport Auction Schedule attending auctions for Melee diamonds in New York, Hong Kong, Israel and Belgium.

Employees

As of February 14 , 201 4, we have two (2) employees, including management.  We consider our relations with our employees to be good.

Description of Property

We are currently conducting operations in our executive office located at 21 West 47th Street, New York, New York.   We have also leased 100 square feet of space located at 250 Port Street, Newark, New Jersey as an initial location to install and house our first machine. The term is month to month and the month obligation is $500, inclusive of all utilities.   We have the option of increasing our square footage from this landlord as we add machines.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of July 31, 2013 and our quarterly unaudited condensed  financial statements for the period ending October 31, 2013, that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6 ..

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of the diamonds subjected to our processing. Management has plans to seek additional capital through a private placement and for public offering of its common stock, if necessary.  Our auditors have expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern.

Plan of Operation

The Company has acquired two (2) Machines; and during the course of the coming year, will be focused on (a) locating and leasing sufficient commercial space for the installation of the Machines; (b) developing and nurturing supply lines for raw materials and (c)

developing after markets for the HPHT stones once the process is complete.   The Company projects that the acquisition and installation of up to twelve (12) Machines is slated to be complete in 2014 and the first processing should begin during that time frame.   The Company has not currently identified the source of the acquisition funds that will be needed for the acquisition of the next ten (10) Machines.

Over the course of the next year the Company intends to develop the supply chain for raw stones and perfect its operations while planning for the expansion of the operations through the acquisition of more Machines.  After the initial acquisition and installation of up to 12 machines is completed, the company will need to obtain capital to purchase the remaining forty (40) Machines and have them shipped to the US.  The Company has not currently identified the source of the acquisition funds that will be needed to acquire any additional Machines.

The Company also intends to

1)

Create a line of jewelry utilizing its own HPHT diamonds within its first 3 years of operations.  It intends to utilize its Melee diamonds to design and manufacture its own line of jewelry products for large domestic retail organizations such as Costco, BJ’s, JC Penny and Macy’s among others as well as similar entities in the global marketplace.  In establishing this line of business DTE is prepared to offer attractive, flexible and creative marketing concepts to induce these customers to purchase and sell these products.

2)

Attend International Jewelry Fairs that allow the Company to interact primarily with Jewelry manufacturers, designers, large franchise jewelry stores and large department stores.

3)

Sell its Melee Diamonds at auction to introduce itself primarily to the Jewelry dealers.  These auctions hosted by the Rapaport group attract this segment of the market at its scheduled auction sites in New York, Las Vegas, Hong Kong, Israel, Belgium, Brazil and Dubai.

4)

Develop and maintain an internet magazine for internet sales of its jewelry products.

The Company expects that it will derive significant revenues in the first year from the consignment of diamonds and/or in Joint venture with others.  Once sufficient revenues are earned, or sufficient funds are raised, the Company intends to increase the percentage of its own diamonds, thus increasing its profits per stone.

The trends of the industry are reflective of the economic atmosphere that the country finds itself in and will continue to be affected by the overall economic condition of the United States. The ability to produce smaller HPHT diamonds and utilize virtually any brown VS+ stones as well as a 42 second production cycle are core competitive advantages the Company believes that it has.

Liquidity and Capital Resources

We had $10,586 in current assets as of July 31, 2013, consisting of $10,586 in cash, and $10,295 in current assets as of October 31, 2013, consisting of $10,295 in cash. Current liabilities at July 31, 2013 totaled $3,600, which consisted of accrued expenses in the amount of $3,600 and $98,297 in current liabilities, which consisted of accrued expenses in the amount of $35,619, stock based payable of $59,178 and advances from related party of $3,500 at October 31, 2013.

We have no material commitments for the next twelve months, aside from salaries and rent on the necessary commercial space.   We will however require additional capital to meet our liquidity needs.  The Company has determined that its anticipated monthly cash flow needs should not exceed of $500,000 per month for the next 12 months, based on a 12 Machines being up and functioning. Expenses are expected to increase in 2014 due to a projected need to increase personnel, purchase raw materials, and purchase and install new Machines.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected acquisition of additional Machines over the coming 12 months, regardless of how much is raised in this offering, the Company will need to rely on private financing to acquire additional Machines, through operating debt or possibly a leasing facility, none of which has yet been identified, The Company’s success depends upon its ability to increase the number of Machines in service.

It is estimated that the expense to the Company of each new Machine is approximately $720,000 per Machine.  This estimation includes the acquisition costs, delivery to the U.S., including shipping, duties, customs, insurance, and the installation expense.  These are estimations only and could vary greatly, as the components are subject to pricing by third parties over which we have no control.

The Principal of the Company, Eduard Musheyev, has provided financing to the company from his own personal funds to date, and has expressed that he intends to continue to do so until such time as the company becomes sufficiently funded or self-supporting. There is no formal agreement in place to provide said financing.

Fixed expenses are minimal – management has thus far provided a substantial portion of the company’s operating needs, and intends to keep doing so in the future, in the event that funds cannot be obtained through traditional sources.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next  six (6)  months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors.  It is anticipated that the company will receive increasing revenues from operations in the coming year, however, since the Company has not earned revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months.   The Issuer has no agreements or understandings for any of the above-listed financing options, aside from that of Mr. Nikitin

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%.  As the Company’s expenses are relatively stable, unless additional Machines are purchased, the Company believes it can fund its present operations with projected revenues together with offering proceeds under any of the offering scenarios.    If necessary, Management has indicated that it intends to continue to fund shortfalls as needed. In addition, the Company will consider raising additional funds during 2014 through sales of equity, debt and possibly convertible securities, if it is deemed necessary.

Diamond Technology Enterprises, Inc. has no intention of investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We did not generate any revenue from January 14, 2013 (inception) to October 31, 2013.   For the period ending July 31, 2013, our expenses were $58,188 and for the Quarter ending October 31, 2013 our expenses were $166,548.   Expenses consisted of those related to accounting, legal, travel and other professional fees. As a result, we have reported a net loss of $58,188 for the period ending July 31, 2013 and $166,548 for the Quarter ending October 31, 2013.  Our total net loss from inception on January 14, 2013 through October 31, 2013, was $ 224,736.

Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis.  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements.  In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents.   The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements.   Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets.  Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition.   The Company will recognize revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.  The Company will recognize revenue from research contracts as services are performed under the agreements.

Research and Development.   All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share.   Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

OUR MANAGEMENT

Executive Officers

Name	Age	Position
Eduard Musheyev	51	Chief Executive Officer/President
Jordan Friedberg	59	Chief Financial Officer

Directors and Executive Officers

Eduard Musheyev

Chairman of the Board, Director, President, and Secretary

Eduard Musheyev (51) was born in Tashkent Uzbekistan.  Upon immigrating to the United States in the early 1980’s, Mr. Musheyev was employed in the design and manufacturing of jewelry.  Thereafter, he founded his first successful company in the retail jewelry sector where he built up an extensive network of wholesale and retail customers.

In 1990, Mr. Musheyev opened his retail jewelry operation in New York City, and within five years had expanded to eight retail stores within the New York City area.  He then established his wholesale jewelry operation, in New York City’s jewelry district.  Mr. Musheyev continues to excel in his retail and wholesale operations, operating Ed & Serge Gold & Diamond Corp.   He has over 30 years’ experience in the gold and jewelry industry, Mr. Musheyev has vast knowledge and hands on experience in the purchasing and selling of precious stones, with a specific emphasis on Diamonds.  Aside from the Registrant, over the last five years, Mr. Musheyev has been involved with the following companies in the capacities indicated:

Company

Position

From / To:

ESM Taxi, LLC

CEO/Owner

4/8/13 - Present

Ed & Serge Gold & Diamonds Corp

CEO/Owner

3/20/08 - Present

ESM Pawn Brokers, Inc. (dormant company)

CEO

5/3/12 - Present

ESM Refiners, Inc.

CEO/Owner

4/17/09-7/25/09

GoldExCom, Inc.

CEO/Owner

9/12/10- 2011

EZ Sell Gold and Diamonds Corp.

CEO/Owner

9/23/09-7/31/13

ESM Refiners Arizona, Inc.

CEO/Owner

3/12/10-9/12/10

EZ Sell Gold.com

CEO/Owner

6/28/08-12/28/11

Caseycorp.

CEO/Shareholder

2009 - 2013

Board of Directors

Vadim Vladirmirovich Nikitin

Vadim Valadirmirovich Nikitin (47) was born in Barnaul, Altai Krai Russia in 1966. Mr. Nikitin graduated from high school in 1983 and immediately entered the Rostov Higher Military Engineering School of Missile Base, where he graduated in 1988 as a lieutenant and was deployed to serve in the city of Bryansk as a design engineer in the Special Technical Design Bureau. In 1991, he graduated from military service and moved to Smolensk, where he began duties as deputy chief of lease with the bank "Titan". At the same time, Mr. Nikitin opened his own private enterprise of banking. In 1993 he received an invitation to work at the State Research and Production Space Center Khrunichev, in a position as the chief engineer of a plant with Machine missiles. From 1995 Mr. Nikitin returned to his private business, opening the company CJSC "Scientific-Production Center Promavtomatika.", acquiring interests in the purchasing and processing of precious stones in Africa. Since about 2000, Mr. Nikitin interests have been in understanding the technology to improve the color of crystals with HPHT technology, combining the knowledge and experience as an engineer and businessman. In 2007 he opened a contract for the supply of diamonds Mint Goznak. By 2010, Mr. Nikitin had opened up his newest company Diamond Club and has been successfully making a living with the purchasing and reselling of precious Diamonds. He currently lives in Moscow, is married with two children.

Jordan S. Friedberg, Chief Financial Officer, Treasurer, Board of Directors Member

Jordan Friedberg has over 28 years of experience in production and post production management. He has strong financial analytical business skills in all areas of accounting, forensic accounting, budgeting, and finance. He has worked with innovative leaders in both film and video post production and production.  Jordan has been a CFO for many companies including, VISUALIZE / Pacific Ocean Post (12/89-3/94), Prime Time Post (3/82-4/85), Phoenix Books (6/04-4/10), Cinema Research Inc. (1/97-3/00), and Accounting Director for ABC (8/89-3/94), and CFO/Associate Producer for Filmroos (3/94-1/97).  He has been an Associate Producer of more than 480 hours of productions for television including, Discovery Channel, History Channel, ABC TV, Learning Channel, and A&E, and several independent films. Mr. Friedberg holds an MBA from Pepperdine University. In addition he has a consulting company Aremac Consultants, LLC, founded in May 2003, specializing in budgets, financial analysis, mergers and or restructure modeling primarily in the film and television production / postproduction industry Services include, Forensic Accounting, Expert Witness Testimony and Advice, as well as Financial Investigation, consulting services to insurance providers, the banking and accounting communities, leasing companies, production, postproduction, and sound companies, film laboratories, and digital facilities, in all segments of the film and television industry.

Mr. Friedberg has also served as Advisory Board Member and Board of Director for the BEL-AIR FILM FESTIVAL (08-Present) and an original Executive Producer / Board of Directors for RADD/Recording Artists, and Actors & Athletes Against Drunk Driving® (86-Present).

Family Relationships.   There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics.   We have not adopted a code of business conduct and ethics that applies to our directors, officers and all employees.

Executive Compensation

Summary Compensation Table.   The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year and for the last two fiscal years.

			(a)	(b)	(c)
Name and Principal Position	Year	Salary*	Bonus	Option Awards	All Other Compensation**	Total Compensation
Eduard Musheyev Chairman of the Board,	2013	TBD	TBD	TBD	TBD	TBD
President, Secretary

Jordan S. Friedberg	2013	TBD	TBD	TBD	661,000 shares	TBD
Chief Financial Officer					Common

* Deferred Salary

** Stock issuances valued at $66,100

Deferred Stock Issuance.  Effective July 15, 2013 we entered into a consulting/servicing agreement with David A. Mortman that obligates the Company to issue to Mr. Mortman 2,000,000 shares of common stock at the one year anniversary of the agreement for services rendered. Mr. Mortman has provided and continues to provide strategic business advice to the Company specifically relating to pre-operational issues, e.g. leasehold facilities for the executive offices and manufacturing facilities required by the company, investigating various leasehold locations for those purposes, meetings with brokers and landlord representatives, reviewing personnel requirements to implement the business plan, discussing the best options available for the purchase of raw materials. Mr. Mortman has also provided services in the business review of the Company’s Form S-1 and has prepared an ongoing business plan for the management and operation of the Company. Mr. Mortman will also assist in the negotiations on behalf of the Company with financing sources.

At the formation of the Company we agreed to issue to Vadim Vladirmirovich Nikitin 34,500,000 shares of common stock upon the fulfillment of his obligations to the Company.  His obligations consist of facilitating the acquisition of the additional machines needed to increase production (up to 50 more machines) and to ensure the adaption of the machines for our purposes.  This is disclosed under related party transactions below.

Deferred Salary.  There is a written deferred salary agreement in place at this time with Jordan Friedberg.  The differed salary will be paid at such time as the Company is financially able. To date no difference salary has been earned.

Outstanding Equity Awards at Fiscal Year End.   There were no outstanding equity awards as of October 31, 2013.

Compensation of Non-Employee Directors.   We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended July 31, 2013.   We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees.  As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.  Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of February 14 , 2013, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group.    Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)
Summit Trading Limited Voting Control held: Charles Arnold Southeast Research Partners, LLC Voting Control held: David Kugelman	120 Flagler Ave New Smyrna Beach, FL 32169 507 N. Little Victoria Rd, Woodstock, GA 30189	5,000,000 5,000,000	7.40% 7.40%
Prosper Capital, Inc. Voting Control held: Alex Kozlovski	2719 Coney Island Ave., Brooklyn, NY 11235	7,000,000	10.36%
Sierra Trading Group Voting Control held: Daisy Rodriguez Azim Gafurov * Vadim Vladirmirovich Nikitin *Jordan Friedberg *Eduard Musheyev

520 Brickell Key Dr., #1607, Miami, FL 33131

Mira St., #4, City of Hudjant, Republic of Tajkistan 73570

21 West 47th St., #24, New York, NY 10036

1803 N. Beverly Glen Blvd., Los Angeles, CA 90077

21 West 47th St., #24, New York, NY 10036

		7,000,000 6,600,000 760,000 661,000 Common 29,100,000 Preferred Series A 1,000,000	10.36% 9.77% 1.12% 0.98% 43.06% 100%
*All Directors and Officers as a Group (3 persons)		Common 30,521,000 Series A Convertible Preferred 1,000,000	45.17% 100%

(*)     Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.   This includes any shares such person has the right to acquire within 60 days.

(**)   Percent of class is calculated on the basis of the number of shares outstanding on February 14 , 2014 (67,575,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002.  A related person is an executive officer, director or more than 5% stockholder of Diamond Technology Enterprises, Inc., including any immediate family members, and any entity owned or controlled by such persons.  Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions.  In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Loans and Advances from Affiliates

Through July 31, 2013 Eduard Musheyev, personally paid Company expenditures aggregating $30,749. The Company’s officers and shareholders have contributed capital to the Company for working capital purposes, paid expenses incurred on behalf the Company and contributed equipment since the Company’s inception in January 2013 in aggregate of $745,559, consisting of $688,833 in January 2013 for the Machine that was purchased and shipped to the United States; and $30,749 expenses such as legal, accounting and other ancillary expenses and contributed cash to the Company of $25,975.

The aggregate contributions are reflected as additional paid in capital in the Company’s financial statements.

In January 2013, Eduard Musheyev, our founder and a member of our board of directors contributed one Machine valued at $688,833 to the Company and in May 2013, Vadim Vladirmirovich Nikitin (“Nikitin”) sold one additional machine to the Company in exchange for 760,000 shares of common stock.  The machine was acquired by Nikitin from an unrelated third party on May 17, 2012, for approximately 42,000,000 Russian ru bles (the equivalent of $1,400,000). The Company and Nikitin entered into an agreement on May 1, 2013 whereby the Company agreed to issue 760,000 shares of its common stock valued at $1.00 per share in exchange for the machine. The number of shares issued and the assigned value of $ 1.00 per share was negotiated by the two parties based in part on the Company’s start-up status at the time the agreement was entered into. Mr. Nikitin was not an affiliate at the time of this acquisition.  Mr. Nikitin and the Company have also agreed once the Company obtained working capital of One Million Five Hundred Thousand Dollars and financing to obtain the first ten (10) Machines, Mr. Vladirmirovich would be issued 17,250,000 additional shares of the Company’s common stock.  Further, upon the Company acquiring another forty (40) Machines he would be issued an additional 17,250,000 shares of the Company’s common stock. This agreement has not been reduced to writing.

Subsequent to October 31, 2013, the Company issued varies notes payable totaling $176,765 to Eduard Musheyev, the Company’s Chief Executive Officer, for advances and costs incurred on the behalf of the Company.  The notes are due on or before five years from the date thereof and accrue interest at the rate of 4% per annum, payable monthly. Late fee is applicable in the amount of 5% of the amount due.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350.  Our Board of Directors has determined that its members do not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock

Number of Shares at February 14 , 2014

Title of Class

Authorized

Outstanding

Common stock, $0.0001 par value per share

240,000,000

67,575,000

Preferred Stock, $0.0001 par value per share

 10,000,000

   1,000,000

Common stock

Dividends.   Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation.   If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights.   Each share of our common stock entitles the owner to one vote. There is no cumulative voting.  A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights.   Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights.   We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights.   Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Preferred stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock.  The Company has designated 1,000,000 shares as Series A Convertible Preferred Stock with the following rights and privileges:

Dividends.   Each share of Series A Convertible Preferred stock is entitled to receive an equal dividend with the Company’s common stock, if one is declared. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth.

Liquidation.   Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, each share of Series A Convertible Preferred is entitled to receive, on a pro-rata basis, an amount equal to Stated Value per share before any distribution or payment to any other class of shareholders.

Voting Rights.   Each share of our Series A Convertible Preferred stock entitles the owner to one hundred (100) votes on all matters presented to be voted on by the holders of the common stock. There is no cumulative voting.

Preemptive Rights.   Owners of our Series A Convertible Preferred stock have no preemptive rights. We may sell shares of our Series A Convertible Preferred stock to third parties without first offering it to current stockholders.

Redemption Rights.   We do not have the right to buy back shares of our Series A Convertible Preferred stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our Series A Convertible Preferred stock do not ordinarily have the right to require us to buy their Series A Convertible Preferred stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights.   Each s hare of our Series A Convertible Preferred may, at any time, and from time to time, convert each share into a number of fully paid and nonassesable shares of Common stock at a one to one conversion.

Delaware Anti-Takeover Laws

Some features of the Delaware corporate code, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest.   Delaware’s antitakeover statute, as codified at Section 203 of the Delaware General Corporate Law prevents a hostile bidder from completing a back-end merger with the target company for three years after buying more than 15% of the target’s shares unless: (1) the bidder gains approval of the target board in advance; (2) the bidder goes from less than 15% ownership of the target to more than 85% ownership in a single tender offer; or (3) the bidder gains approval from two-thirds of the disinterested shares after buying more than 15%. When Section 203 was enacted in 1988, three hostile bidders for Delaware targets challenged its constitutionality on the grounds that the statute was preempted by the Williams Act, among other things. In all three of these cases, the federal district court upheld the constitutionality of Section 203, concluding from the available evidence that Section 203 gave bidders a “meaningful opportunity for success” and therefore did not disrupt the balance between bidders and targets that Congress envisioned.

Our bylaws provide that the company may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by Delaware General Corporate Law.

SELLING STOCKHOLDERS

An aggregate of 2,987,820 shares of common stock may be offered for sale and sold from time to time pursuant to this prospectus by the Selling Stockholders.

The term “Selling Stockholders” includes the stockholders listed below and their pledgees, assignees or other successors-in-interest. We have agreed to register all of the shares offered hereby for resale by the Selling Stockholders under the Securities Act and to pay all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the Selling Stockholders. Information concerning the Selling Stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

Except as disclosed under this prospectus, none of the Selling Stockholders has held a position or office or had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities.

The following table sets forth, for each of the Selling Stockholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold.

Unless otherwise indicated, the Selling Stockholders have sole voting and investment power with respect to their shares of common stock. All of the information contained in the table below is based upon information provided to us by the Selling Stockholders, and we have not independently verified this information. The Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

None of the Selling Stockholders, including those that are not natural persons, are broker-dealers or affiliates of broker-dealers.

The number of shares outstanding and the percentages of beneficial ownership are based on 67,575,000 shares of our common stock issued and outstanding as of February 14 , 2014.

For the purposes of the following table, the number of shares of our common stock beneficially owned, has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “ Exchange Act “) and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, restricted stock unit, warrant or other rights.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Percentage of Shares Beneficially owned Prior to Offering	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentages Beneficially Owned After the Offering
Southeast Research Partners, LLC Voting Control held by: David Kugelman	5,000,000	7.40%	1,466,910	3,533,090	5.23%
Summit Trading Voting Control held by: Charles Arnold	5,000,000	7.40%	1,466,910	3,533,090	5.23%
Weinstein, Harold	1,000	*	1,000	0	0
Natmark Inc. Voting Control held by: Mark Suleymanov	1,000	*	1,000	0	0
Omnivest Holdings Inc. Voting Control held by: Nisim Bababekov	1,000	*	1,000	0	0
Paltielov, Efraim	1,000	*	1,000	0	0
Paltielov, Neris	1,000	*	1,000	0	0
Kogan, Alex	1,000	*	1,000	0	0
Gogus, Alexey	1,000	*	1,000	0	0
Kaplan, Benjamin	1,000	*	1,000	0	0
Mitroo, Jagdish B	5,000	*	5,000	0	0
Grinberg, Robert	1,000	*	1,000	0	0
Binman, Albert	3,000	*	3,000	0	0
NIFO Holdings LLC Main Account Voting Control held by: Nisim Bababekov	1,000	*	1,000	0	0
Stefansky, David	1,000	*	1,000	0	0
Zeorov, Boris	1,000	*	1,000	0	0
Liston, Jennifer C	5,000	*	5,000	0	0
OTC Mailers Inc. Voting Control held by: Alex Kozlovski	1,000	*	1,000	0	0
Reds Group, Inc. Voting Control held by: Roman Suleymanov	1,000	*	1,000	0	0
Mosheyev, Vladimir	1,000	*	1,000	0	0
Yusupov, Isak	1,000	*	1,000	0	0
Aronov, Zoya	2,000	*	2,000	0	0
Gutierrez, Sofia	1,000	*	1,000	0	0
Kandhorov, Abram	1,000	*	1,000	0	0
Kandhorov, Sam	1,000	*	1,000	0	0
Mitroo, Sumair	5,000	*	5,000	0	0
Natanel, Lylla	3,000	*	3,000	0	0
Yusupov, Allison	1,000	*	1,000	0	0
Yusupov, Elizabeth	1,000	*	1,000	0	0
Yusupov, Raphael M	1,000	*	1,000	0	0
Gutierrez, Julio C	1,000	*	1,000	0	0
CTW Investments, LLC Voting Control held by: Harold Wrinstein	1,000	*	1,000	0	0
H&H Diamonds Voting Control held by: Harold Wrinstein	1,000	*	1,000	0	0
T&C Global Investments, LLC Voting Control held by: Harold Wrinstein	1,000	*	1,000	0	0
Niyazov, Ariel A.	1,000	*	1,000	0	0
Ilyasov, Igor	1,000	*	1,000	0	0
Katanov, Daniel	1,000	*	1,000	0	0
Katanov, Vladimir	1,000	*	1,000	0	0
Natalya, Katanova	1,000	*	1,000	0	0

(1)

The number of shares listed in these columns includes all shares beneficially owned by the selling stockholder.

(2)

* Less than 1%

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•

broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule  144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $1.00 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices.  The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.  If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered  into  with a broker-dealer for the  sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be

“underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers.  The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common  stock,  it  will  be  subject  to  the  prospectus  delivery  requirements  of  the  Securities  Act.  The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders.  The company has agreed  to  indemnify  the  selling  stockholder  against  certain  losses,  claims,  damages  and  liabilities,  including liabilities under the Securities Act.

By Our Company

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•

directly to investors;

•

to investors through agents;

•

to dealers; and/or

•

through one or more underwriters.

The Company is conducting the primary offering on a self-underwritten, best efforts basis.  We are not required to sell a specific number of our securities, but we will use our best efforts. The proceeds from the sale of these shares will be immediately available for use by the Company.  The Company does not intend to place the funds from the sale of its securities in escrow, trust, or similar account.  There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the Company.  As a result, all proceeds from the sale of shares offered by the Company will be available for immediate use by the Company.   The proceeds of the sale may not be sufficient to implement the Company’s business strategy.  The effect on investors is the Company will receive full use of the funds, while the investor may find that they are one of few that purchased the securities offered; making the resale market limited or even non-existent due to limited interest in our security. The investor may find that they need to hold the investment for an extended period of time, or even find a market never develops for the security.

Shares of the Company’s common stock registered hereunder may be sold by Officers and/or Directors of the company that have been appointed to that function who have been specifically permitted to sell the Company’s shares.  No person will be permitted to sell the company’s shares who is themselves or who is an associated person of a broker or dealer within the prior twelve (12) months; or who has been subject to a statutory disqualification as defined in section 3(a)(39) of the Act.  No Company employee/officer or director will be compensated by commissions or other

remuneration based either directly or indirectly on any such transactions.   All sales by the company’s officer, directors or employees will be conducted in accordance with the requirements of the safe harbor found in Exchange Act Rule 3a-41.

The  distribution of the  shares  of common stock  may be  effected  from time  to  time  in one  or  more transactions:

•

at a fixed price or prices, which may be changed;

•

at market prices prevailing at the time of sale;

•

at prices related to such prevailing market prices; or

•

at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board.  The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.  In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell shares, we will describe the method of distribution of the shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•

identify any such underwriter or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•

identify the amounts underwritten; and

•

identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the shares may be acquired by the underwriters for their  own  account  and  may  be  resold  from  time  to  time  in  one  or  more  transactions,  including  negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale.  We  may offer  the  shares  to  the  public  either  through  underwriting  syndicates  represented  by managing underwriters or directly by the managing underwriters.  If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until  the  distribution  of  the  securities  is  completed,  rules  of  the  SEC  may  limit  the  ability  of  any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.  Over allotment involves sales in excess of the offering size which create a short position.  Stabilizing  transactions  consist  of  bids  or  purchases  for  the  purpose  of  pegging,  fixing  or maintaining the price of the securities.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions.  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions  described  above  might  have  on  the  price  of  the  securities.  In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement.  Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts,  when  authorized,  may include  commercial  and  savings  banks,  insurance  companies,  pension  funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts.  The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers.  In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1)  an executed copy of the Subscription Agreement, available from the company; and

2)  a check payable to the order of Diamond Technology Enterprises, Inc. in the amount of $1.00 for each share you want to purchase.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board.  The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.  The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges.  NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board.  The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.  FINRA cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities.  Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 141 of the Delaware General Corporation Law provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. It also provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article 6, Section 6.1 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 141 of the Delaware statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Kimberly L. Rudge, Esq.

EXPERTS

The financial statements included in this prospectus for the period from inception (January 14, 2013) through July 31, 2013 have been audited by RBSM LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Kimberly L. Rudge owns 2,000,000 of the Company’s restricted common stock.  No experts or other counsel to the company have any shares or other interests in the Company.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, including annual and quarterly reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, NE, Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

Eduand Musheyer

21 West 47th Street, #24

New York, NY 10036

(212)-382-2104

DIAMOND TECHNOLOGY ENTERPRISES, INC.

(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Diamond Technology Enterprises, Inc.

We have audited the accompanying balance sheet of Diamond Technology Enterprises, Inc. (the “Company”), a development stage company as of July 31, 2013 and the related statements of operations, equity and cash flows for the period from January 14, 2013 (date of inception) through July 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the financial position of Diamond Technology Enterprises, Inc. as of July 31, 2013, and the results of operations, equity and cash flows for the period from January 14, 2013 (date of inception) through July 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying financial statements, the Company is a development stage company and has not commenced its planned principal operations, is incapable of generating sufficient cash flow to sustain its operations without securing additional financing, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/RBSM LLP

New York, New York

November 5, 2013

DIAMOND TECHNOLOGY ENTERPRISES, INC.
(a development stage company)
BALANCE SHEET
JULY 31, 2013

ASSETS
Current assets:
Cash	$ 10,586
Total current assets	10,586

Property and equipment, net	1,449,335

Total assets	$ 1,459,921

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 3,600
Total current liabilities	3,600

Commitments and contingencies	-

Stockholders' equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized
Series A Convertible Preferred stock, 1,000,000 designated, -0- shares issued and outstanding	-
Series A Convertible Preferred stock to be issued	100
Common stock, $0.0001 par value; 240,000,000 shares authorized, -0- shares issued and outstanding	-
Common stock to be issued	768,050
Common stock subscription	800
Additional paid in capital	745,559
Deficit accumulated during development stage	(58,188)
Total stockholders' equity	1,456,321

Total liabilities and stockholders' equity	$ 1,459,921

The accompanying notes are an integral part of these financial statements

STATEMENT OF OPERATIONS
For the Period from January 14, 2013 (date of inception) through July 31, 2013

OPERATING EXPENSES:
Selling, general and administrative expenses	$ 58,188
Total operating expenses	(58,188)

Loss from Operations before income taxes	(58,188)

Income taxes (benefit)	-

Net loss	$ (58,188)

The accompanying notes are an integral part of these financial statements

DIAMOND TECHNOLOGY ENTERPRISES, INC.
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from January 14, 2013 (date of inception) through July 31, 2013

							Deficit
							Accumulated
	Series A Convertible Preferred stock		Common stock		Common	Additional	During
	To be issued		To be issued		Stock	Paid in	Development
	Shares	Amount	Shares	Amount	Subscription	Capital	Stage	Total
Shares to be issued to founders in January 2013 at par value	1,000,000	$ 100	60,500,000	$ 6,050	$ -	$ -	$ -	$ 6,150
Common shares to be issued for legal fees in January 2013 at $0.001 per share	-	-	2,000,000	2,000	-	-	-	2,000
Common shares to be issued to acquire equipment in July 2013 at $1 per share	-	-	760,000	760,000	-	-	-	760,000
Common stock subscription	-	-	-	-	800	-	-	800
Contributed capital	-	-	-	-	-	745,559	-	745,559
Net loss	-	-	-	-	-	-	(58,188)	(58,188)
Balance, July 31, 2013	1,000,000	$ 100	63,260,000	$ 768,050	$ 800	$ 745,559	$ (58,188)	$ 1,456,321

The accompanying notes are an integral part of these financial statements

DIAMOND TECHNOLOGY ENTERPRISES, INC.
(a development stage company)
STATEMENT OF CASH FLOWS
For the Period from January 14, 2013 (date of inception) through July 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (58,188)
Adjustments to reconcile net loss to net cash used in operating activities:
Preferred and common stock to be issued to founders	6,150
Common stock to be issued for services	2,000
Operating expenses incurred by related party on behalf of the Company	30,749
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	3,600
Net cash used in operating activities	(15,689)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(500)
Net cash used in investing activities	(500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	800
Contribution from founder	25,975
Net cash provided by financing activities	26,775

Net increase in cash	10,586
Cash, beginning of period	-

Cash, end of period	$ 10,586

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$ -
Income taxes paid	$ -

Non cash investing and financing activities:
Common stock to be issued to acquire property and equipment	$ 760,000
Equipment contributed by founders	$ 688,833

The accompanying notes are an integral part of these financial statements

DIAMOND TECHNOLOGY ENTERPRISES, INC.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2013

NOTE 1 –BUSINESS

Diamond Technology Enterprises, Inc. (the “Company”), was incorporated on January 14, 2013 under the laws of the State of Delaware. The Company is headquartered in New York and was organized for the purpose of producing higher quality diamonds via the use of proprietary high pressure high temperature (HPHT) heat pressure processes.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

As the Company is devoting substantially all of its efforts to establishing a new business, and planned principal operations have not yet commenced. There has been no revenue generated from sales, license fees or royalties, the Company is considered a development stage enterprise. Accordingly, the Company's financial statements are presented in accordance with authoritative accounting guidance related to a development stage enterprise. Financial position, results of operations and cash flows of a development stage enterprise are presented in conformity with generally accepted accounting principles that apply to established operating enterprises.

As a development stage enterprise, the Company's primary efforts are devoted to establishing operations and developing customer relationships. The Company has experienced net losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future. In addition, the Company will require additional financing to fund future operations. The Company intends to raise additional capital to complete the development and commercialization of its current product through equity or debt financing; however the Company does not have any commitments or definitive or binding arrangements for such funds. There can be no assurance that such funds, if available at all, can be obtained on terms reasonable to the Company. If the Company is unsuccessful in raising additional capital it will need to reduce costs and operations substantially.

The above factors raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

Cash and Cash Equivalents

 The Company considers financial instruments with an original maturity date of three months or less to be cash equivalents.

Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the useful life of fixed assets and assumptions used in the fair value of stock-based compensation.

Research and Development costs

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”).  Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred.  Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.  The Company did not incur research and development expenses for the period from January 14, 2013 (date of inception) through July 31, 2013.

Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Gains and losses from the retirement or disposition of property and equipment are included in operations in the period incurred. Maintenance and repairs are expensed as incurred.

Income taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry-forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of July 31, 2013, the Company has not recorded any unrecognized tax benefits.

Stock Based Compensation

 All stock-based payments to employees and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the statements of operations as compensation or other expense over the relevant service period. Stock-based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are non-forfeitable the measurement date is the date the award is issued.

Fair Value of Financial Instruments

 Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.  All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments will be provided for in the same period the related sales are recorded.

The Company will account for Multiple-Element Arrangements under ASC 605-10 which incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arrangements (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Concentrations of Credit Risk

 Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company does not have accounts receivable and allowance for doubtful accounts at July 31, 2013.

Net Income (loss) Per Common Share

 The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted net income (loss) per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. As of July 31, 2013, the Company has no common stock or common stock equivalent shares outstanding.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the period from January 14, 2013 (date of inception) through July 31, 2013, the Company incurred net losses attributable to common stockholders of $58,188 and used $15,689 in cash for operating activities for the period from January 14, 2013 (date of inception) through July 31, 2013. In addition, the Company is in a development stage, has yet commercialized its planned business and has not generated any revenues since inception. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

 The Company's existence is dependent upon management's ability to develop profitable operations. Additional capital will be needed to continue developing its products and services and there can be no assurance that the Company's efforts will be successful. There is no assurance that can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 4- PROPERTY AND EQUIPMENT

Property and equipment is comprised of machines manufactured in Russia, that will enhances any brown vs+ diamond to a multicolored diamonds utilizing high pressure and heat applied to alter the natural process of creating a diamond. ..  Two machines were acquired in two separate transactions.  The first machine was contributed to the company at the donor’s acquisition cost of $688,833 and credited to equity as contributed capital.   The second machine was acquired for 760,000 shares of the Company’s common stock and recorded at fair value of $760,000. As of July 31, 2013, no acquired equipment has been placed in service. In May 2013 a second machine was sold to the Company in exchange for 760,000 shares of common stock.  The machine was acquired by Vadim Vladirmirovich Nikitin (“Nikitin”) from an unrelated third party on May 17, 2012 for approximately 42,000,000 Russian ru bles (the equivalent of $1,400,000). The Company and Nikitin entered into an agreement on May 1, 2013 whereby the Company agreed to issue 760,000 shares of its common stock valued at $1.00 per share in exchange for the machine. The number of shares issued and the assigned value of $ 1.00 per share was negotiated by the two parties based in part on the Company’s start-up status at the time the agreement was entered into. Mr. Nikitin was not an affiliate at the time of this acquisition.

1.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of July 31, 2013 accounts payable and accrued liabilities for the period ending are comprised of accrued professional fees.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company’s officers and shareholders have contributed capital to the Company for working capital purposes, paid expenses incurred on behalf the Company and contributed equipment since the Company’s inception in January 2013 in aggregate of $745,559.  The aggregate contributions are reflected as additional paid in capital in the Company’s financial statements. (See Note 4).

NOTE 7- STOCKHOLDERS EQUITY

There is not a viable market for the Company’s common stock to determine its fair value, therefore management is required to estimate the fair value to be utilized in the determining stock based compensation costs.  In estimating the fair value, management considers recent sales of its common stock to independent qualified investors and other factors. Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Preferred stock

The Company has authorized 10,000,000 shares of preferred stock, with a par value of $0.0001 per share. As of July 31, 2013, the Company has -0- shares of preferred stock issued and outstanding.

In January 2013, the Board of Directors authorized the issuance of up to 1,000,000 shares of Series A Convertible Preferred Stock (the “Series A preferred stock”).

The Series A preferred stock is entitled to preference over holders of junior stock upon liquidation in the amount of the stated value plus any accrued and unpaid dividends and other fees or liquidated damages owing thereon. The holders of Series A preferred stock have 100 votes for each share of Series A preferred stock.

 The Series A preferred stock is convertible, at the option of the holder at any time, whereby each share of Series A preferred stock is convertible into a number of paid and non-assessable shares of the Company common stock at a one to one conversion.

On January 14, 2013, the Company is obligated to issue 1,000,000 shares of Series A preferred stock as founder shares.

Common stock

The Company has authorized 240,000,000 shares of common stock, with a par value of $0.0001 per share. As of July 31, 2013, the Company has -0- shares of common stock issued and outstanding.

As January 14, 2013, the Company is obligated to issue an aggregate of 60,500,000 shares of its common stock as founder shares at par value.

As January 14, 2013, the Company is obligated to issue 2,000,000 shares of its common stock for legal services valued at $2,000.

As May 1, 2013, the Company is obligated to issue 760,000 shares of its common stock to acquire equipment valued at $760,000.

During the period ended July 31, 2013, the Company received $800 as common stock subscription for 8,000 shares of common stock to be issued.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Leases Obligations

As of July 31, 2013, the Company does not lease space for offices or operations.

Consulting Agreements

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

Share Commitment

The Company is obligated to issue an aggregate of 34,500,000 shares of its common stock to Vadim Nikitin, a member of the Company’s board of directors.  17,250,000 shares will be issued upon the Company obtaining a working capital facility of $1,500,000 and financing to acquire 10 additional processing machines.  An additional 17,250,000 will be issued upon the Company acquiring the balance of 40 processing machines.

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm Company’s business. The company is currently not party to any such legal proceedings that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 9 – INCOME TAXES

The Company utilizes ASC 740 “Income Taxes”, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

For the period from January 14, 2013 (date of inception) through July 31, 2013, the Company had available for U.S federal income tax purposes net operating loss carryovers of approximately $50,000, which expiring through the year of 2033. The net operating loss carryovers may be subject to limitations under Internal Revenue Code due to significant changes in the Company’s ownership. The Company has provided a full valuation allowance against the full amount of the net operating loss benefit, since, in the opinion of management, based upon the earnings history of the Company it is more likely than not that the benefits will not be realized.

The income tax provision (benefit) for the period ended July 31, 2013 consist of the following:

Federal:
Current	$-
Deferred	17,500
Total	17,500
State and local:
Current	-
Deferred	2,700
Total	2,700

Change in valuation allowance	(20,200)

Income tax provision (benefit)	$-

The provision for income taxes differ from the amount of income tax determined by applying the applicable U.S statutory rate to losses before income tax expense for the period ended July 31, 2013 as follows:

Statutory federal income tax rate	(35.0%)
Statutory state and local income tax rate (8.25%), net of federal benefit	(5.4%)
Change in valuation allowance	40.4%
Effective tax rate	0.00%

      Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

Deferred tax assets (liabilities):
Stock based compensation to be issued for services rendered	$3,300
Net operating loss carry forward	16,900
Less: valuation allowance	(20,200)
Net deferred tax asset	$-

The Company has not yet filed its tax returns for the period from January 14, 2013 (date of inception) through July 31, 2013.

The provisions of ASC 740 require companies to recognize in their financial statements the impact of a tax position if that position is more likely than not to be sustained upon audit, based upon the technical merits of the position. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure.

Management does not believe that the Company has any material uncertain tax positions requiring recognition or measurement in accordance with the provisions of ASC 740. Accordingly, the adoption of these provisions of ASC 740 did not have a material effect on the Company’s consolidated financial statements. The Company’s policy is to record interest and penalties on uncertain tax positions, if any, as income tax expense.

All tax years for the Company remain subject to future examinations by the applicable taxing authorities.

NOTE 10 – SUBSEQUENT EVENTS

During the months of August and September 2013, the Company received common stock subscriptions an aggregate of $4,600 for 46,000 shares of the Company’s common stock.

In September 2013, the Company is obligated to issue 661,000 shares of its common stock for services rendered valued at $66,100.

On August 6, 2013, the Company entered into addendum to services agreement with David Mortman with following clause:  One year following the date hereof, as additional consideration for Mortman's performance of the consulting services and executive duties hereunder, the Company shall issue to Mortman or his designee that number of shares of the Company's Common Stock representing an additional 2% or Two Million shares of ownership interest (whichever is greater) in the Company on a fully diluted basis.

DIAMOND TECHNOLOGY ENTERPRISES, INC.

(a development stage company)

INDEX TO UNAUDITED CONDENSED

 FINANCIAL STATEMENTS

Condensed Balance Sheets as of October 31, 2013 (unaudited) and July 31, 2013	2

Condensed Statements of Operations for the three months ended October 31, 2013 and for the period from January 14, 2013 (date of inception) through October 31, 2013 (unaudited)	3

Condensed Statement of Stockholders’ Equity for the period from January 14, 2013 (date of inception) through October 31, 2013 (unaudited)	4

Condensed Statements of Cash Flows for the three months ended October 31, 2013 and for the period from January 14, 2013 (date of inception) through October 31, 2013 (unaudited)	5

Notes to Condensed Financial Statements (unaudited)	6 – 13

DIAMOND TECHNOLOGY ENTERPRISES, INC.
(a development stage company)
CONDENSED BALANCE SHEETS

	October 31,	July 31,
	2013	2013
	(unaudited)
ASSETS
Current assets:
Cash	$ 10,295	$ 10,586
Total current assets	10,295	10,586

Property and equipment, net	1,449,335	1,449,335

Total assets	$ 1,459,630	$ 1,459,921

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 35,619	$ 3,600
Stock based payable	59,178	-
Advances, related party	3,500	-
Total current liabilities	98,297	3,600

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized
Series A Convertible Preferred stock, 1,000,000 designated, -0- shares issued and outstanding	-	-
Series A Convertible Preferred stock to be issued	100	100
Common stock, $0.0001 par value; 240,000,000 shares authorized, -0- shares issued and outstanding	-	-
Common stock to be issued	834,510	768,050
Common stock subscription	5,900	800
Additional paid in capital	745,559	745,559
Deficit accumulated during development stage	(224,736)	(58,188)
Total stockholders' equity	1,361,333	1,456,321

Total liabilities and stockholders' equity	$ 1,459,630	$ 1,459,921

DIAMOND TECHNOLOGY ENTERPRISES, INC.
(a development stage company)
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

From January 14, 2013
	Three Months	(date of inception)
	Ending	Through
	October 31, 2013	October 31, 2013
OPERATING EXPENSES:
Selling, general and administrative expenses	$ 166,548	$ 224,736
Total operating expenses	166,548	(224,736)

Loss from Operations before income taxes	(166,548)	(224,736)

Income taxes (benefit)	-	-

Net loss	$ (166,548)	$ (224,736)

The accompanying notes are an integral part of these unaudited condensed financial statements

DIAMOND TECHNOLOGY ENTERPRISES, INC.
(a development stage company)
CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
For the period from January 14, 2013 (date of inception) through October 31, 2013
(unaudited)
							Deficit
							Accumulated
	Series A Convertible Preferred Stock		Common stock		Common	Additional	During
	To be issued		To be issued		Stock	Paid in	Development
	Shares	Amount	Shares	Amount	Subscription	Capital	Stage	Total
Shares to be issued to founders	1,000,000	$100	60,500,000	$6,050	$ -	$ -	$ -	$6,150
Common shares to be issued for legal fees	-	-	2,000,000	2,000	-	-	-	2,000
Common shares to be issued to acquire equipment	-	-	760,000	760,000	-	-	-	760,000
Common stock subscription	-	-	-	-	800	-	-	800
Contributed capital	-	-	-	-	-	745,559	-	745,559
Net loss	-	-	-	-	-	-	-58,188	-58,188
Balance, July 31, 2013	1,000,000	$100	63,260,000	$768,050	$800	$745,559	($58,188)	$1,456,321
Common stock subscription	-	-	-	-	5,100	-	-	5,100
Shares to be issued to founders	-	-	3,600,000	360	-	-	-	360
Common stock to be issued for services			661,000	66,100	-	-	-	66,100
Net loss	-	-	-	-	-	-	-166,548	-166,548
Balance, October 31, 2013	1,000,000	$100	67,521,000	$834,510	$5,900	$745,559	($224,736)	$1,361,333

The accompanying notes are an integral part of these unaudited condensed financial statements

DIAMOND TECHNOLOGY ENTERPRISES, INC.
(a development stage company)
CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

		From January 14, 2013
	Three Months	(date of inception)
	Ending	Through
	October 31, 2013	October 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (166,548)	$ (224,736)
Adjustments to reconcile net loss to net cash used in operating activities:
Preferred and common stock to be issued to founders	360	6,510
Common stock to be issued for services	66,100	68,100
Operating expenses incurred by related party on behalf of Company	-	30,749
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	32,019	35,619
Stock based payable	59,178	59,178
Net cash used in operating activities	(8,891)	(24,580)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(500)
Net cash used in investing activities	-	(500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	5,100	5,900
Proceeds from related party advances	3,500	3,500
Contribution by founder	-	25,975
Net cash provided by financing activities	8,600	35,375

Net (decrease) increase in cash	(291)	10,295
Cash, beginning of period	10,586	-

Cash, end of period	$ 10,295	$ 10,295

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

Non cash investing and financing activities:
Common stock to be issued to acquire property and equipment	$ -	$ 760,000
Equipment contributed by founders	$ -	$ 688,833

The accompanying notes are an integral part of these unaudited condensed financial statements

DIAMOND TECHNOLOGY ENTERPRISES, INC.

(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

OCTOBER 31, 2013

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying unaudited financial statements follows:

General

The following (a) balance sheets as of October 31, 2013 (unaudited) and July 31, 2013, which have been derived from audited financial statements, and (b) the unaudited interim statements of operations, stockholders’ equity and cash flows of Diamond Technology Enterprises, Inc. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended October 31, 2013 are not necessarily indicative of results that may be expected for the year ending July 31, 2014. These unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto for the period ended July 31, 2013 included in the Company’s Registration Statement Under Securities Act of 1933 on Form S-1, filed with the Securities and Exchange Commission (“SEC”) on November 6, 2013.

Basis of presentation

The Company was incorporated on January 14, 2013 under the laws of the State of Delaware. The Company is headquartered in New York and was organized for the purpose of producing higher quality diamonds via the use of proprietary high pressure high temperature (HPHT) heat pressure processes.

As the Company is devoting substantially all of its efforts to establishing a new business, and planned principal operations have not yet commenced. There has been no revenue generated from sales, license fees or royalties, the Company is considered a development stage enterprise. Accordingly, the Company's financial statements are presented in accordance with authoritative accounting guidance related to a development stage enterprise. Financial position, results of operations and cash flows of a development stage enterprise are presented in conformity with generally accepted accounting principles that apply to established operating enterprises.

As a development stage enterprise, the Company's primary efforts are devoted to establishing operations and developing customer relationships. The Company has experienced net losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future. In addition, the Company will require additional financing to fund future operations. The Company intends to raise additional capital to complete the development and commercialization of its current product through equity or debt financing; however the Company does not have any commitments or definitive or binding arrangements for such funds. There can be no assurance that such funds, if available at all, can be obtained on terms reasonable to the Company. If the Company is unsuccessful in raising additional capital it will need to reduce costs and operations substantially.

The above factors raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

Cash and Cash Equivalents

 The Company considers financial instruments with an original maturity date of three months or less to be cash equivalents.

Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the useful life of fixed assets and assumptions used in the fair value of stock-based compensation.

Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Gains and losses from the retirement or disposition of property and equipment are included in operations in the period incurred. Maintenance and repairs are expensed as incurred.

Income taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry-forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of October 31, 2013 and July 31, 2013, the Company has not recorded any unrecognized tax benefits.

Stock Based Compensation

All stock-based payments to employees and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the statements of operations as compensation or other expense over the relevant service period. Stock-based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are non-forfeitable the measurement date is the date the award is issued.

Net Income (loss) Per Common Share

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted net income (loss) per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. As of October 31, 2013, the Company has no common stock or common stock equivalent shares outstanding.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows

NOTE 2- PROPERTY AND EQUIPMENT

Property and equipment is comprised of machines manufactured in Russia, that will enhance an unclear diamond to higher grade clearer diamond utilizing high pressure and heat applied to alter the natural process of creating a diamond with less imperfections.  Two machines were acquired in two separate transactions.  The first machine was contributed to the company at the donor’s acquisition cost of $688,833 and credited to equity as contributed capital.   The second machine was acquired for 760,000 shares of the Company’s common stock and recorded at fair value of $760,000. As of October 31, 2013, no acquired equipment has been placed in service.

NOTE 3 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of October 31, 2013 accounts payable and accrued liabilities for the period ending are comprised primarily of accrued professional fees.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company’s officers and shareholders have contributed capital to the Company for working capital purposes.  As of October 31, 2013 and July 31, 2013, advances from related party was $3,500 and $-0-, respectively.

NOTE 5- STOCKHOLDERS EQUITY

During the three months ended October 31, 2013, the Company received $5,100 as common stock subscription for 51,000 shares of common stock to be issued.

In connection with a service agreement dated August 6, 2013, as amended, the Company is obligated to issue 2,000,000 shares of its common stock for services rendered upon completion of one year’s service.  As of October 31, 2013, the Company has accrued an aggregate of $59,178 as stock based payable to current period operations.

During the three months ended October 31, 2013, the Company is obligated to issue an aggregate of 661,000 shares of its common stock for services rendered valued at $66,100.

During the three months ended October 31, 2013, the Company is obligated to issue an aggregate of 3,600,000 shares of its common stock to founders valued at $360.

NOTE 6 – SUBSEQUENT EVENTS

Common stock issuances

In November 2013, the Company issued an aggregate of 64,100,000 shares of its common stock as founder shares.

In November 2013, the Company issued 760,000 shares of its common stock to acquire equipment from a related party.

In November 2013, the Company issued an aggregate of 2,661,000 shares of its common stock for services rendered valued at $68,100.

In November 2013, the Company issued an aggregate of 54,000 shares of its common stock for subscriptions received.

Note payable issuances:

Subsequent to October 31, 2013, the Company issued various note payable totaling $176,765 to Eduard Musheyev, the Company’s Chief Executive Officer, for advances and costs incurred on the behalf of the Company.  The note is due on or before five years from the date of issuance, at interest at 4% per annum, payable one monthly, in arrears. Late fee is applicable in the amount of 5% of the amount due.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form S-1 Registration Statement (Amendment No. 1) Under the Securities Act of 1933 of (i) our report dated November 5, 2013 for the period ended July 31, 2013, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, relating to the financial statements of Diamond Technology Enterprises, Inc. which appears in the Registration Statement and related Prospectus for the registration of 6,000,000 shares for sale by the Company and 2,987,820 shares of selling shareholders of Diamond Technology Enterprises, Inc. common stock.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, New York

February 18, 2014

Dealer Prospectus Delivery Obligation

Until   ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration	$2,529.54
Legal Fees and Expenses*	$20,000
Accounting Fees*	$10,000
Miscellaneous*	$5,000
Total	$37,529.54

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14.  Indemnification of Directors and Officers

Article 6 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents and Article Eighth of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Delaware General Corporation Law Section 141 for expenses actually and reasonably incurred.  No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval.  Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15.

Recent Sales of Unregistered Securities

Prior to July 31, 2013, we sold a total of 8,000 common shares for a gross price of $800.  The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.  The issuer sold all of the outstanding shares in transactions not involving a public offering, to individuals with whom the principals had a prior relationship. No advertising or solicitation was utilized by the issuer.   The Company has filed its Form D with the Commission.

Also listed in the table below, a total of 661,000 commons shares were issued for Executive compensation. Kimberly L. Rudge was issued 2,000,000 shares for legal services. Dormor Corp was issued 2,000,000 common shares, Summit Trading Limited was issued 5,000,000 common shares, Southeast Research Partners, LLC was issued 5,000,000 shares, Prosper Capital, Inc was issued 7,000,000 shares. and Sierra Trading Corp was issued 7,000,000 shares, for services.  Services provided include formation of the company, development of the business and operating model, market research, general day-to-day operations, investor relations, technology development and oversight.

NAME	Common Shares Issued	Price

Jordan Friedberg	661,000	$66,100
Dormor Corp	2,000,000	$200
Southeast Research Partners, LLC Summit Trading Limited Sierra Trading Corp Prosper Capital Kimberly L. Rudge	5,000,000 5,000,000 7,000,000 7,000,000 2,000,000	$500 $500 $700 $700 $20,000
Subtotal	28,661,000	$88,700

Item 16.

Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Diamond Technology Enterprises, Inc. filed Jan. 14, 2013
3.2	Bylaws
5.1 10.1 10.2 10.3 10.4 23.2

Opinion of Kimberly L. Rudge, Esq.

Purchase Agreement for Machine dated May 1, 2013

Contribution Agreement for Machine dated October 30, 2013

Subscription Agreement

Promissory Notes – Eduard Musheyev

Consent of RBSM, LLP (auditor)

Consent of Kimberly L. Rudge, Esq. (included in Exhibit 5.1 herein)

Item 17. Undertakings

The undersigned hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

include any additional or changed material information on the plan of distribution.

(2)

that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on February 18, 2014 ..

Diamond Technology Enterprises, Inc.

/s/ Eduard Musheyev

Print Name: Eduard Musheyev

Print Title: Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Eduard Musheyev

Print Name: Eduard Musheyev

Print Title:  Chairman of the Board, President, Secretary, Treasurer and Director

Date : February 18, 2014

/s/ Jordan Friedberg

Print Name: Jordan Friedberg

Print Title: CFO (Principal Financial & Accounting Officer), Board Member

Date: February 18, 2014